GLOBALSTAR ANNOUNCES $200 MILLION NON-CONVERTIBLE FINANCING
TO SATISFY REMAINING CAPITAL NEEDS

COVINGTON, LA, MARCH 29, 2023 ─ Globalstar, Inc. (NYSE American: GSAT), a leading telecom infrastructure provider, today announced that it has entered into a purchase agreement with an affiliate of Värde Partners and others providing for the sale of $200 million in aggregate principal amount of 13% Senior Notes due 2029. This transaction is expected to close on or around March 31, 2023. The notes are non-convertible and therefore do not result in equity dilution. Goldman Sachs & Co. LLC acted as exclusive placement agent to Globalstar in connection with the financing.

The proceeds from the notes will be used primarily to repay all remaining amounts due under Globalstar’s 2019 facility agreement of approximately $148 million. The remaining proceeds will be used for fees and general corporate purposes.

Rebecca Clary, Globalstar’s Chief Financial Officer, said “This financing is a critical step in a series of achievements over the last several months to secure our balance sheet. Despite a tough capital markets environment, we were able to successfully execute this financing. We welcome the new investors and thank our whole team and advisors for delivering what we believe is an excellent result for our company and its shareholders.”

Dave Kagan, Globalstar’s Chief Executive Officer, added “We can now shift our focus to executing our business plan across our four pillars of value creation, which include transitioning to more wholesale revenue generated from satellite capacity, our rapidly expanding IoT services and the continuing revenue and profitability from our legacy business and retail SPOT customers. The fourth pillar, our largest opportunity, is spectrum monetization on a global basis anchored by Band 53 in 11 countries and counting with an expanding ecosystem that facilitates deployments. We are now well positioned for a bright future with increasing opportunities and a balance sheet to help us realize those opportunities.”

Francisco Milone, Partner at Värde Partners, added "We are pleased to partner with Globalstar as they position themselves for growth in the coming years. Värde continues to focus on providing capital solutions to high-quality companies with capital needs."

About Globalstar, Inc.

Globalstar empowers its customers to connect, transmit and communicate in smarter ways – easily, quickly, securely, and affordably – offering reliable satellite and terrestrial connectivity services as an international telecom infrastructure provider. The company’s LEO satellite constellation assures a secure data transmission for connecting and protecting assets, transmitting key operational data, and saving lives – from any location – for consumers, businesses, and government agencies across the globe. Globalstar’s terrestrial spectrum, Band 53, offers carriers, cable companies, and system integrators a versatile, fully licensed channel with a growing ecosystem to improve their customers’ wireless connectivity. In addition to SPOT GPS messengers, Globalstar offers next-generation IoT hardware and software products for efficiently tracking and monitoring assets, processing smart data at the edge, and managing analytics with cloud-based telematics solutions to drive safety, productivity, and profitability.

For more information, visit www.globalstar.com.

Investor Contact Information:
Email: investorrelations@globalstar.com

Safe Harbor Language for Globalstar Releases

This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our expectations with respect to the pursuit of terrestrial spectrum authorities globally, our ability to identify and realize opportunities to monetize our Band 53 spectrum, future increases in our revenue and profitability, the impact on our business due to unexpected events such as the COVID-19 coronavirus, our ability to meet our obligations under, and profit from, the Service Agreements, and other statements contained in this release regarding matters that are not historical facts, involve predictions. Any forward-looking statements made in this press release are believed to be accurate as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.